Exhibit 99

Psychiatric Solutions Reports Financial Results for Fourth Quarter 2008

Extends Maturity of Revolving Credit Facility to December 2011; Adjusts Guidance for 2009 Earnings per Diluted Share to Range of $2.24 to $2.32

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 25, 2009--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the fourth quarter and year ended December 31, 2008. Revenue increased 12.0% for the quarter to $445.9 million from $398.1 million for the fourth quarter of 2007. Income from continuing operations was $24.6 million, or $0.44 per diluted share, for the fourth quarter of 2008 compared with $23.2 million, or $0.42 per diluted share, for the fourth quarter of 2007.

For the year ended December 31, 2008, revenue rose 20.9% to $1.766 billion from $1.461 billion for 2007. Income from continuing operations increased 39.4% to $107.9 million from $77.4 million. Income from continuing operations per diluted share was $1.92 for 2008, up 38.1% from $1.39 for 2007. Results for 2007 included a loss on debt refinancing of $8.2 million, or $0.09 per diluted share after tax.

The fourth quarter 2008 results included a negative impact of $0.05 per diluted share related to one of the Company’s facilities in Chicago and $0.05 per diluted share related to an increase in the Company’s reserves for professional and general liability coverage resulting from PSI’s annual actuarial assessment of claims. Professional and general liability insurance expense increased during 2008 compared to 2007, primarily as a result of an increase in PSI’s reserves for self-insured professional and general liability related to the revised assessment of certain claims at amounts higher than those originally anticipated and the actuarial implications of such revisions.

Same-facility revenue for the fourth quarter increased 7.8% versus the fourth quarter of 2007 and increased 8.0% for full-year 2008 versus 2007. For the quarter, growth in same-facility revenue was driven by a 6.5% increase in same-facility net revenue per patient day and a 1.3% increase in same-facility patient days. Same-facility EBITDA margin was 18.7% for the fourth quarter of 2008 compared with 21.0% for the fourth quarter of 2007 and 20.8% for full-year 2008 versus 20.5% for the prior year. Consolidated adjusted EBITDA increased to $74.6 million for the fourth quarter of 2008 from $71.7 million for the fourth quarter of 2007 and full-year consolidated adjusted EBITDA was $312.9 million compared to $254.4 million for 2007. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on pages 7 and 8.

PSI today adjusted its guidance for 2009 earnings from continuing operations per diluted share for 2009 to a range of $2.24 to $2.32, reflecting growth of 17% to 21% compared with 2008. The Company’s guidance does not include the impact from any future acquisitions.

Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, “PSI’s business fundamentals remain strong, with substantial same-facility revenue growth during 2008, the successful addition of approximately 500 beds to new and existing facilities for the year, a robust pipeline of potential facility acquisitions and an improved financial position through the extension of our revolving credit facility maturity. Our adjustment to 2009 guidance primarily reflects an increased level of caution regarding the potential impact of the recessionary economic environment on our business.”

The Company also today announced that it has extended the maturity of $200 million of its revolving credit facility to December 31, 2011. The remaining $100 million will mature on December 21, 2009 as originally scheduled. The revolver, which currently has an outstanding balance of approximately $195 million, is now priced at LIBOR plus 5.25% and has an unused commitment fee of 0.75%.

Brent Turner, Executive Vice President, Finance and Administration, discussed the refinancing, “We are extremely pleased to be able to extend our revolving credit facility at a time when financial institutions have become more prudent in their credit decisions. We appreciate the commitment from the banks and are pleased that our financial performance continues to validate their support. With substantial net cash from operating activities expected for 2009, we are confident of funding our business plan for 2009, including further debt reduction.”

PSI will hold a conference call to discuss its fourth quarter financial results at 10:00 a.m. Eastern time on Thursday, February 26, 2009. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on March 13, 2009.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) general economic and business conditions; (2) PSI’s ability to comply with applicable licensure and accreditation requirements; (3) risks inherent to the health care industry, including government investigations, the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI’s acquisition strategy and capital expenditure needs; and (5) PSI’s ability to improve the operations of its inpatient facilities and successfully integrate recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI’s filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenue	$445,863	$398,114	$1,765,977	$1,460,679

Salaries, wages and employee benefits (including share-based compensation of $4,901, $4,098, $19,913 and $16,104 for the respective three and twelve month periods in 2008 and 2007)	245,509	222,434	971,284	812,505
Professional fees	45,504	40,365	179,307	144,895
Supplies	23,319	21,985	95,088	80,170
Rentals and leases	5,528	5,843	23,181	20,404
Other operating expenses	47,713	33,285	169,562	136,912
Provision for doubtful accounts	8,630	6,611	34,606	27,482
Depreciation and amortization	10,739	8,868	40,309	30,756
Interest expense	19,208	21,312	78,648	74,978
Loss on refinancing long-term debt	-	-	-	8,179
	406,150	360,703	1,591,985	1,336,281
Income from continuing operations before income taxes	39,713	37,411	173,992	124,398
Provision for income taxes	15,091	14,251	66,117	47,034
Income from continuing operations	24,622	23,160	107,875	77,364
Loss from discontinued operations, net of taxes	(601)	(9)	(2,922)	(1,156)
Net income	$24,021	$23,151	$104,953	$76,208

Basic earnings per share:
Income from continuing operations	$0.44	$0.42	$1.94	$1.42
Loss from discontinued operations, net of taxes	(0.01)	-	(0.05)	(0.02)
Net income	$0.43	$0.42	$1.89	$1.40

Diluted earnings per share:
Income from continuing operations	$0.44	$0.42	$1.92	$1.39
Loss from discontinued operations, net of taxes	(0.01)	-	(0.05)	(0.02)
Net income	$0.43	$0.42	$1.87	$1.37

Shares used in computing per share amounts:
Basic	55,676	54,823	55,408	54,258
Diluted	56,428	55,743	56,267	55,447

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$51,271	$39,970
Accounts receivable, less allowance for doubtful accounts of $48,882 and $35,398 for 2008 and 2007, respectively
	248,236	230,600
Prepaids and other	101,363	68,235
Total current assets	400,870	338,805
Property and equipment, net of accumulated depreciation	836,223	692,135
Cost in excess of net assets acquired	1,201,492	1,071,275
Other assets	66,175	75,889
Total assets	$2,504,760	$2,178,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,401	$30,996
Salaries and benefits payable	85,813	82,101
Other accrued liabilities	76,542	61,861
Current portion of long-term debt	34,414	6,016
Total current liabilities	232,170	180,974
Long-term debt, less current portion	1,280,006	1,166,008
Deferred tax liability	69,471	49,131
Other liabilities	28,271	23,090
Total liabilities	1,609,918	1,419,203
Minority interest	4,957	4,159
Total stockholders' equity	889,885	754,742
Total liabilities and stockholders' equity	$2,504,760	$2,178,104

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2008	2007

Operating activities:
Net income	$104,953	$76,208
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	40,309	30,756
Amortization of loan costs and bond premium	2,213	2,151
Share-based compensation	19,913	16,104
Loss on refinancing long-term debt	-	8,179
Change in income tax assets and liabilities	(5,034)	8,639
Loss from discontinued operations, net of taxes	2,922	1,156
Changes in operating assets and liabilities, net of effect of acquisitions:

Accounts receivable	(16,756)	(13,387)
Prepaids and other current assets	(4,175)	6,093
Accounts payable	2,388	(7,517)
Salaries and benefits payable	1,723	2,351
Accrued liabilities and other liabilities	(5,866)	(6,346)
Net cash provided by continuing operating activities	142,590	124,387
Net cash (used in) provided by discontinued operating activities	(807)	1,134
Net cash provided by operating activities	141,783	125,521

Investing activities:
Cash paid for acquisitions, net of cash acquired	(166,156)	(462,820)
Capital purchases of property and equipment	(123,985)	(73,222)
Other assets	(1,318)	(2,451)
Net cash used in continuing investing activities	(291,459)	(538,493)
Net cash provided by discontinued investing activities	5,244	1,909
Net cash used in investing activities	(286,215)	(536,584)

Financing activities:
Net increase (decrease) in revolving credit facility	149,333	(21,000)
Borrowings on long-term debt	-	481,875
Principal payments on long-term debt	(6,067)	(41,281)
Payment of loan and issuance costs	(59)	(6,661)
Refinancing of long-term debt	-	(7,127)
Excess tax benefits from share-based payment arrangements	3,052	9,428
Proceeds from exercises of common stock options	9,474	17,279
Net cash provided by financing activities	155,733	432,513
Net increase in cash	11,301	21,450
Cash and cash equivalents at beginning of the period	39,970	18,520
Cash and cash equivalents at end of the period	$51,271	$39,970

Effect of Acquisitions:
Assets acquired, net of cash acquired	$172,875	$518,348
Liabilities assumed	(5,719)	(37,826)
Common stock issued	(1,000)	(9,000)
Long-term debt assumed	-	(8,702)
Cash paid for acquisitions, net of cash acquired	$166,156	$462,820

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(Unaudited, in thousands except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net income	$24,021	$23,151	$104,953	$76,208
Plus reconciling items:
Discontinued operations, net of taxes	601	9	2,922	1,156
Provision for income taxes	15,091	14,251	66,117	47,034
Income from continuing operations before income taxes	39,713	37,411	173,992	124,398
Loss on refinancing long-term debt	-	-	-	8,179
Adjusted income from continuing operations before income taxes	39,713	37,411	173,992	132,577
Adjusted provision for income taxes	15,091	14,251	66,117	50,126
Adjusted income from continuing operations(a)	$24,622	$23,160	$107,875	$82,451

Income from continuing operations per diluted share	$0.44	$0.42	$1.92	$1.39
Adjusted income from continuing operations per diluted share	$0.44	$0.42	$1.92	$1.49

Diluted shares used in computing per share amounts	56,428	55,743	56,267	55,447

(a)	PSI believes its calculation of adjusted income from continuing operations provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. Adjusted income from continuing operations should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Income from continuing operations	$24,622	$23,160	$107,875	$77,364
Provision for income taxes	15,091	14,251	66,117	47,034
Interest expense	19,208	21,312	78,648	74,978
Depreciation and amortization	10,739	8,868	40,309	30,756
EBITDA(a)	69,660	67,591	292,949	230,132
Other expenses:
Share-based compensation	4,901	4,098	19,913	16,104
Loss on refinancing long-term debt	-	-	-	8,179
Adjusted EBITDA(a)	$74,561	$71,689	$312,862	$254,415

(a)	EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended December 31,		%
	2008	2007	Change
Same-facility results:
Revenue	$383,937	$356,131	7.8%
Admissions	37,735	36,569	3.2%
Patient days	652,052	643,673	1.3%
Average length of stay(a)	17.3	17.6	-1.7%
Revenue per patient day(b)	$589	$553	6.5%
EBITDA margin	18.7%	21.0%	-230 bps

Total facility results:
Revenue	$400,530	$356,131	12.5%
Admissions	39,838	36,569	8.9%
Patient days	681,477	643,673	5.9%
Average length of stay(a)	17.1	17.6	-2.8%
Revenue per patient day(b)	$588	$553	6.3%
EBITDA margin	18.5%	21.0%	-250 bps

	Year Ended December 31,		%
	2008	2007	Change
Same-facility results:
Revenue	$1,437,569	$1,331,141	8.0%
Admissions	145,567	139,175	4.6%
Patient days	2,466,223	2,404,421	2.6%
Average length of stay(a)	16.9	17.3	-2.3%
Revenue per patient day(b)	$583	$554	5.2%
EBITDA margin	20.8%	20.5%	30 bps

Total facility results:
Revenue	$1,589,903	$1,336,554	19.0%
Admissions	164,675	139,825	17.8%
Patient days	2,749,643	2,415,042	13.9%
Average length of stay(a)	16.7	17.3	-3.5%
Revenue per patient day(b)	$578	$553	4.5%
EBITDA margin	20.3%	20.3%	0 bps

(a)	Average length of stay is defined as patient days divided by admissions.
(b)	Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner
Executive Vice President, Finance and Administration
615-312-5700